UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 26, 2016
(Date of Earliest Event Reported)

CAPSTEAD MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8401 North Central Expressway
Suite 800
Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 27, 2016, Capstead Mortgage Corporation issued a press release announcing second quarter 2016 results.  A copy of the press release is attached as Exhibit 99.1.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Director

On July 26, 2016, the Board of Directors of Capstead Mortgage Corporation (the “Company”) voted to appoint Phillip A. Reinsch, President and Chief Executive Officer, as a member of the Company’s Board of Directors.  With the appointment of Mr. Reinsch, the Board of Directors will consist of eight members, seven of whom will be independent.

Additionally, on July 26, 2016 the Board of Directors appointed Mr. Reinsch as a member of the Board’s Executive Committee.

There are no arrangements or understandings between Mr. Reinsch and any other person pursuant to which he was selected to serve as a director. Except for his existing employment relationship with the Company and the compensation provided to him thereunder, which employment relationship and compensation have previously been disclosed in the Company’s proxy statement contained in its Schedule 14A filed with the Securities and Exchange Commission on April 13, 2016, neither Mr. Reinsch nor any of his related persons (as defined in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is a party to any transaction in which the Company is a participant that is required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press release issued by Capstead Mortgage Corporation dated July 27, 2016 announcing second quarter 2016 results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

July 27, 2016	By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
President and Chief Executive Officer,
Chief Financial Officer and Secretary